Exhibit 10.7

INAMED CORPORATION

OPTION AGREEMENT

PURSUANT TO THE

200 STOCK OPTION PLAN AS AMENDED

Name of Optionee:	Hani Zeini
Number of Shares subject to Options:	100,000
Option Exercise Price:	$17.00 per share
Grant Date:	September 28, 2001
Vesting Dates:	One-Third of Option Shares on each of
September 28, 2002, September 28, 2003 and
September 28, 2004
Expiration Date:	September 28, 2006

                Pursuant to the Inamed corporation 2000 Stock Option Plan, as amended (the “Plan”), Inamed Corporation, a Delaware corporation (the “Company”), hereby grants to the Optionee named above an option (the “Option”) to purchase, on or prior to the Expiration Date specified above, all or any part of the number of shares of common stock, par value $.01 per share, of the Company (each, a “Share”), specified above (the “Option Shares”) at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth in this agreement (this “Agreement”) and in the Plan (as modified fro time to time in accordance with the terms thereof). This Option is not intended to qualify and shall not be treated as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Capitalized terms not defined herein shall have the meanings ascribed in the Plan.

                1.             Vesting Schedule. Except as set forth below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder upon the occurrence of a Change of Control, this Option shall become exercisable with respect to the number of Option Shares specified on the Vesting Dates set forth above. Once exercisable, this Option shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan.

                2.             Exercise of Option.

                                (a)           The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or Permanent Disability (as defined below) of the Optionee, shall deliver to the Company a written notice specifying the number of Option Shares that the Optionee elects to purchase. The Optionee must include with the notice full payment for any Option Shares being purchased under an Option.

(b)                   Payment of the Option Exercise Price for any Option Shares being purchased must be made either (i) in cash, by certified check or by cashier’s check or (ii) through the delivery of Shares owned by the Optionee for at least six months prior to the date of exercise having a Fair Market Value equal to the Option Exercise Price.

(c)                   The Company may require the Optionee to remit to the Company prior to the delivery of any Option Shares to which such Optionee shall be entitled upon exercise of the Option, an amount in cash equal to the amount of any federal, state and local tax required to be withheld.  With the approval of the Committee, the Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares having a value equal to the amount of tax to required to be withheld.  Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax required to be withheld is determined (the “Tax Date”).  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to the Option.

(d)                   Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable (i) after its termination in accordance with the provisions hereof or (ii) after the Expiration Date hereof.

3.     Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, as the same may be modified or amended from time to time in accordance with the terms of the Plan.

4.     Termination of Employment.  Except as provided in this Section 4, no Option (whether or not exercisable) may be exercised after the Optionee has ceased to be employed by the Company or any Subsidiary.  In the event of the termination of the Optionee’s employment by the Company or any Subsidiary for any of the reasons set forth below, any Options held by such Optionee may be exercised following such termination in accordance with this Section 4.

(a)                   If the Optionee’s employment is terminated by reason of the Optionee’s Permanent Disability (as defined below) or death, all outstanding Options that were otherwise exercisable shall remain exercisable for one year following the date of such termination of employment (but in no event later than the Expiration Date).  Options that had not yet become exercisable as of the date of any such termination shall terminate immediately effective as of such date, with no payment made in consideration therefor.  For purposes of this Agreement, “Permanent Disability” shall have the same meaning as in the Company’s Long Term Disability Plan.

(b)                   If the Optionee voluntarily terminates employment with the Company or any Subsidiary for any reason other than Permanent Disability or death or if the

Optionee’s employment is involuntarily terminated by the Company or any Subsidiary (other than for Cause, as defined below), outstanding Options that were otherwise exercisable as of the date of such termination shall remain exercisable for a period of ninety (90) days following such termination (but in no event later than the Expiration Date), and shall thereafter terminate.  Options that had not yet become exercisable as of the date of such termination shall terminate immediately effective as of such date, with no payment made in consideration therefor.  For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure by the Optionee to substantially perform the Optionee’s duties with the Company (other than any such failure resulting from the Optionee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes that the Optionee has not substantially performed his or her duties, or (b) the willful engaging by the Optionee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.  For purposes of clauses (a) and (b) of this definition, no act, or failure to act, on the Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee’s act, or failure to act, was in the best interest of the Company.

(c)                   If the Optionee’s employment is terminated by the Company for Cause, all outstanding Options, whether or not exercisable as of the date of such termination, shall terminate immediately effective as of such date, with no payment made in consideration therefor.

5.     Transferability.  This Agreement is personal to Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during Optionee’s lifetime, only by Optionee or his or her guardian or legal representative.

6.     Effect of a Change of Control.  If a Change of Control occurs, the Committee shall have the right, but not the obligation, to cancel this Option at the time the transaction resulting in the Change of Control is consummated and to pay to the Optionee in connection with the cancellation of this Option an amount, in cash or check, equal to the product of (x) the excess of the per share price paid for the Shares in the Change of Control (or the fair market value of any property received for the Shares in the Change of Control) over the Option Exercise Price of this Option, multiplied by (y) the number of vested Option Shares per his Change of Control agreement.

7.     Miscellaneous.

(a)                   Entire Agreement.  This Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto.  The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Agreement or the Plan.

(b)                   Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c)                   Counterparts.  This Agreement may be executed in counterparts, each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same Agreement.

(d)                   Notices.  Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Secretary of the Company at the principal office of the Company and, if to the Optionee, to the Optionee’s last known address contained in the personnel records of the Company.

(e)                   Acquisition for Purpose of Investment.  The Optionee hereby represents and warrants that any Option Shares acquired pursuant to the exercise of this Option are or will be acquired for the Optionee’s own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

(f)                    Succession and Transfer.  Each and all of the provisions of this Agreement are binding upon and shall inure to the benefit of the Company and the Optionee and their respective estates, successors and assigns.

(g)                   Amendments.  Subject to the provisions of the Plan, this Agreement may be amended or modified at any time only by an instrument in writing signed by the parties hereto.

(h)                   Governing Law.  This Agreement shall be construed and determined in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement.  If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.  By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the Grant Date set forth above.

INAMED CORPORATION

By:	/s/ Nicholas L. Teti
NICHOLAS L. TETI
President and CEO
Dated: 9-28-01

I hereby accept the foregoing grant of an Option to acquire the Option Shares and understand and agree that such Option and the Option Shares shall be subject to and governed by the terms of the Plan and this Agreement.

OPTIONEE

/s/ Hani Zeini
Hani Zeini

SSN# ###-##-####

Dated: 9-28-01